UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2010

REWARDS NETWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (312) 521-6767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement and Plan of Merger

On October 28, 2010, Rewards Network Inc., a Delaware corporation (the “Corporation”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EGI Acquisition Parent, L.L.C., a Delaware limited liability company (“Parent”), and EGI Acquisition, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Parent (“Purchaser”). Each of Parent and Purchaser are affiliates of Equity Group Investments, L.L.C., a Delaware limited liability company (“EGI”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof:

• Purchaser will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.02 per share, of the Corporation (the “Shares”) at a purchase price of $13.75 per share, net to the holder in cash (the “Offer Price”), without interest; and

• as promptly as practicable after the consummation of the Offer and the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Corporation (the “Merger”) and the Corporation will become a wholly owned subsidiary of Parent. In the Merger, the Shares remaining outstanding following the consummation of the Offer (other than Shares held by (1) the Corporation as treasury stock, (2) any of the Corporation’s wholly owned subsidiaries, (3) Parent, Purchaser or any of their respective subsidiaries or (4) stockholders who have validly exercised their appraisal rights under Delaware law) will be converted into the right to receive the Offer Price, without interest.

The obligation of Purchaser to accept for payment and pay for the Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (1) the number of Shares validly tendered in the Offer and not withdrawn, together with the Shares to be acquired by Purchaser pursuant to the Tender and Support Agreement (as described below) and any Shares beneficially owned by Purchaser and any other affiliates of EGI, equaling at least 75% of the outstanding Shares and (2) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The closing of the Merger is subject to customary closing conditions. The parties have agreed that, if following completion of the Offer, Purchaser has acquired at least 90% of the outstanding Shares, the Merger will be completed without a meeting of the Corporation’s stockholders pursuant to Delaware’s “short-form” merger statute.

Pursuant to the Merger Agreement and subject to applicable law, the Corporation has granted to Purchaser an irrevocable option (the “Top-Up Option”) to purchase the number of newly issued Shares that, when added to the number of Shares owned by Parent or Purchaser at the time of such exercise, constitutes at least one Share more than 90% of the Shares outstanding after such exercise and issuance. The per share exercise price of the Top-Up Option is equal to the Offer Price. The Top-Up Option will not be exercisable for a number of Shares in excess of the Corporation’s authorized and unissued Shares (giving effect to Shares reserved for issuance under the Corporation’s equity plans as if such Shares were outstanding).

The Merger Agreement contains customary representations and warranties of the Corporation, on the one hand, and of Parent and Purchaser, on the other. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the Corporation, Parent and Purchaser in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any certain date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among the Corporation, Parent and Purchaser rather than establishing matters as facts.

The Merger Agreement also includes customary covenants of the Corporation, Parent and Purchaser. The Corporation has agreed to operate its business in the ordinary course until the Merger is consummated. The Corporation has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Corporation and to certain restrictions on its ability to respond to any such proposal. The Merger Agreement also includes customary termination provisions for both the Corporation and Parent and provides that, in connection with the termination of the Merger Agreement under certain circumstances, the Corporation will be required to pay Parent a termination fee and, under certain circumstances, their expenses.

Also on October 28, 2010, EGI-Fund (08-10) Investors, L.L.C., a Delaware limited liability company and an affiliate of Parent, entered into a limited guarantee in favor of the Corporation (the “Limited Guarantee”) guaranteeing, subject to the terms and conditions of the Limited Guarantee, the payment of the reverse termination fee and expenses of the Corporation that may become payable by Parent pursuant to the Merger Agreement.

The foregoing description of the Merger Agreement and the Limited Guarantee is a summary and is qualified in its entirety by reference to the full text of the Merger Agreement and the Limited Guarantee, which are filed as Exhibits 2.1 and 99.1 hereto and are incorporated herein by reference.

Tender and Support Agreement

Concurrently with the execution of the Merger Agreement, Samstock, L.L.C., EGI-Fund (00) Investors, L.L.C., EGI-Fund (05-07) Investors, L.L.C., and EGI-Fund (08-10) Investors, L.L.C. entered into a Tender and Support Agreement (the “Tender and Support Agreement”) with the Corporation, Parent and Purchaser under which they, among other things, (1) agreed, subject to certain exceptions, to not Transfer (as defined therein) any of their Shares during the term of the agreement, (2) agreed to validly tender all of their Shares in the Offer, (3) agreed to vote their Shares in favor of the Merger, and (4) agreed to vote their Shares against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Corporation under the Merger Agreement and to vote their Shares against any action or agreement (other than the Merger Agreement) that would, directly or indirectly, impede, interfere with, delay, postpone or, directly or indirectly, discourage the Offer or the Merger.

The Tender and Support Agreement terminates on the earliest of (a) the mutual written consent of the parties, (b) the Effective Time (as defined in the Merger Agreement), (c) the termination of the Merger Agreement in accordance with its terms and (d) the amendment of the Offer or the Merger Agreement to provide for a reduction in the Offer Price or a change in the form of consideration to be paid in the Offer.

The foregoing description of the Tender and Support Agreement is a summary and is qualified in its entirety by reference to the full text of the Tender and Support Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

On October 28, 2010, the Corporation issued a press release regarding the execution of the Merger Agreement. A copy of the press release is filed hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 28, 2010, by and among Rewards Network Inc., EGI Acquisition Parent, L.L.C. and EGI Acquisition, L.L.C.

10.1	Tender and Support Agreement, dated as of October 28, 2010, by and among Samstock, L.L.C., EGI-Fund (00) Investors, L.L.C., EGI-Fund (05-07) Investors, L.L.C., and EGI-Fund (08-10) Investors, L.L.C., Rewards Network Inc., EGI Acquisition Parent, L.L.C. and EGI Acquisition, L.L.C.

99.1	Limited Guarantee, dated October 28, 2010, by EGI-Fund (08-10) Investors, L.L.C.

99.2	Press Release issued by Rewards Network Inc. on October 28, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

Date: October 28, 2010	By:	/s/ Roya Behnia
Roya Behnia Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 28, 2010, by and among Rewards Network Inc., EGI Acquisition Parent, L.L.C. and EGI Acquisition, L.L.C.

10.1	Tender and Support Agreement, dated as of October 28, 2010, by and among Samstock, L.L.C., EGI-Fund (00) Investors, L.L.C., EGI-Fund (05-07) Investors, L.L.C., and EGI-Fund (08-10) Investors, L.L.C., Rewards Network Inc., EGI Acquisition Parent, L.L.C. and EGI Acquisition, L.L.C.

99.1	Limited Guarantee, dated October 28, 2010, by EGI-Fund (08-10) Investors, L.L.C.

99.2	Press Release issued by Rewards Network Inc. on October 28, 2010.